UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2025

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

EXPLANATORY NOTE

On June 5, 2025, Redfin Corporation, a Delaware corporation (the “Redfin”), filed a Form 8-K (the “Original 8-K”) disclosing the matters voted upon at its special meeting of stockholders (and the results of such voting. The table providing the voting results in the Original 8-K contained an incorrect broker non-votes column. This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) is being filed solely for the purpose of removing that column. The updated voting results are set forth below in Item 5.07 and do not change any of the voting outcomes.

Except as expressly stated herein and below, this Amendment No. 1 does not amend, update, or otherwise change any other information contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 4, 2025, Redfin Corporation, a Delaware corporation (“Redfin”), held a special meeting of stockholders (the “Special Meeting”) virtually via live webcast.

As of April 22, 2025, the record date for the Special Meeting, there were 128,031,179 shares of Redfin’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 75,061,524 shares, or approximately 58.63% of Redfin’s common stock outstanding and entitled to vote at the Special Meeting, were present via the virtual meeting webcast or represented by proxy. Two matters were voted upon at the Special Meeting, with the Board of Directors of Redfin recommending a vote “FOR” each of the proposals, as further described in the definitive proxy statement filed by Redfin with the Securities and Exchange Commission on May 5, 2025.

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated March 9, 2025, among Rocket Companies, Inc. (“Rocket”), Neptune Merger Sub, Inc. (“Merger Sub”) and Redfin, as may be amended from time to time, pursuant to which Merger Sub will merge with and into Redfin (the “Merger”), with Redfin surviving the Merger as a wholly owned subsidiary of Rocket.

Proposal No. 2 (the “Compensation Proposal”) was to consider and vote on the proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Redfin’s named executive officers in connection with the proposed Merger.
The Merger Proposal and the Compensation Proposal were approved. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain
Proposal 1 - The Merger Proposal	74,132,089	855,453	73,982
Proposal 2 - The Compensation Proposal	71,419,289	2,900,146	742,089

The approval of the Merger Proposal satisfies the stockholder vote condition to the consummation of the Merger under the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: June 5, 2025	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer